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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 11, 1998 (except for the second paragraph of Note 10 for which the date is March 31, 1998), with respect to the financial statements of EXCO Resources, Inc., and to our report dated February 11, 1998, with respect to the statements of operating revenues and direct operating expenses of the Maverick County Properties, and to our report dated May 15, 1998, with respect to the financial statements of Jacobi-Johnson Energy, Inc. and to our report dated June 30, 1998, with respect to the statements of operating revenues and direct operating expenses of the Dawson County Properties in the Registration Statement (Pre-effective Amendment No. 2 to Form S-2) and related Prospectus of EXCO Resources, Inc., for the registration of 5,943,360 shares of its common stock to be filed with the Securities and Exchange Commission on July 2, 1998, and to the incorporation by reference therein of our reports dated February 11, 1998 (except for the second paragraph of Note 10 for which the date is March 31, 1998), with respect to the financial statements of EXCO Resources, Inc., to the incorporation by reference therein of our report dated February 11, 1998, with respect to the statements of operating revenues and direct operating expenses of the Maverick County Properties in EXCO Resources, Inc.'s Annual Report (Form 10-K) for the two years ended December 31, 1997 filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


Dallas, Texas
July 1, 1998